Exhibit 10.51

EIGHTH AMENDMENT TO

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

OF

TPG/CALSTRS, LLC

THIS EIGHTH AMENDMENT TO SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF TPG/CALSTRS, LLC (this “Amendment”) is entered into as of July 6, 2010, by and between CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity (“Investor”), and THOMAS PROPERTIES GROUP, L.P., a Maryland limited partnership (“Operator”).

RECITALS

A. Investor and Operator, as the sole members of TPG/CalSTRS, LLC, a Delaware limited liability company (the “Company”), entered into that certain Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC, dated as of October 13, 2004 (the “Original Agreement”), as amended by that certain First Amendment to Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC, dated as of June 8, 2006, that certain Second Amendment to Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC, dated as of May 25, 2007, that certain Third Amendment to Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC, dated as of February 1, 2008, that certain Fourth Amendment to Second Amended and Restated Operating Agreement dated as of November 5, 2008, that certain Fifth Amendment to Second Amended and Restated Operating Agreement dated as of October 30, 2009, that certain Amended and Restated Sixth Amendment to Second Amended and Restated Operating Agreement dated as of February 19, 2010, and that certain Seventh Amendment to Second Amended and Restated Operating Agreement dated as of May 6, 2010 (collectively, the “Agreement”). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

B. The Percentage Interests of Investor and Operator in the Company as of the date hereof are 75% and 25%, respectively.

C. One of the Projects owned by the Company is that certain office complex commonly known as City National Plaza, located at 505 – 555 South Flower Street, Los Angeles, California (the “City National Plaza Project”). This Amendment affects solely the terms and conditions of the Agreement as they relate to the City National Plaza Project.

D. Investor and Operator entered into that certain Amended and Restated Master Agreement for Debt and Equity Restructure of City National Plaza effective as of February 19, 2010 (the “Master Agreement”) with respect to the City National Plaza Project. As described in the Master Agreement, CNP Investor, LLC, a limited liability company (“CNP Investor”), that is a wholly owned subsidiary of Investor, purchased various mezzanine loans, totaling $219,074,789, made to Title Holding Subsidiaries of the Company to finance the City National Plaza Project (the “Mezzanine Loans”). Pursuant to the Master Agreement, CNP Investor, Investor, Operator, the Company, and various other parties agreed that the Mezzanine Loans would be converted into an increased equity interest for Investor in the Company upon the satisfaction of certain conditions set forth therein (the “Conversion”).

E. Effective as of the date hereof, CNP Investor has distributed the Mezzanine Loans to Investor, and Investor hereby converts the debt owing by the Title Holding Subsidiaries of the Company into an increased equity interest in the Company with respect to the City National Plaza Project upon the terms set forth herein (the “CNP Additional Interest”). Based on acquiring the CNP Additional Interest, the total Interest of Investor in the Company, solely as it relates to the City National Plaza Project, is increased from 75% to 92.0625% (consisting of a CNP Additional Interest Percentage of 68.25% and 75% of the Original Interest Percentage of 31.75%, or 23.8125%) and Operator’s total Interest in the Company, solely as it relates to the City National Plaza Project, is decreased from 25% to 7.9375% (consisting of 25% of the Original Interest Percentage of 31.75%).

F. In connection therewith, Investor and Operator wish to further amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor and Operator hereby agree as follows:

1. CNP Additional Interest and Original Interest.

(a) Investor has acquired the CNP Additional Interest, which shall be entitled to the rights and benefits, and subject to the obligations, described in this Amendment. The term “Original Interests” refers to the interests of Investor and Operator in the Company both (i) as they relate to the City National Plaza Project arising prior to this Amendment (as opposed to the CNP Additional Interest created by this Amendment), and (ii) as they relate to all other assets of the Company.

(b) The CNP Additional Interest confers upon the holder thereof no management rights with respect to the Company, separate and apart from the rights such holder has as the holder of an Original Interest.

(c) The term “Percentage Interests” of the Members shall continue to have the same meaning as prior to this Amendment for all purposes, except that solely with respect to the City National Plaza Project, “Percentage Interests” shall refer to the Percentage Interests as between the holders of the Original Interests.

2. Capital Contributions.

(a) In exchange for the conversion of the Mezzanine Loans, Investor shall be credited with a Capital Contribution attributable to its CNP Additional Interest in the amount of Two Hundred Nineteen Million Seventy Four Thousand Seven Hundred Eighty-Nine Dollars ($219,074,789).

(b) Notwithstanding anything to the contrary in Section 4.03(a) of the Agreement, any Additional Contributions required in accordance with Section 4.03(a) of the Agreement with respect to the City National Plaza Project shall be made pro rata in accordance with (i) the CNP Additional Interest Percentage by the holder of the CNP Additional Interest and (ii) the CNP Original Interest Percentage by the holders of the Original Interests in proportion to their Percentage Interests.

(c) For purposes of Sections 4.03(b) and 2.09(d) of the Agreement, with respect to any indemnification obligation relating to the City National Plaza Project, the “Latest Distributions” shall mean the “Latest Distributions” to the holder of the CNP Additional Interest and each holder of an Original Interest solely with respect to the City National Plaza Project.

(d) Any Capital Contributions required to made to the Company with respect to any Project other than the City National Plaza Project shall be made in accordance with the provisions of the Agreement without regard to this Amendment.

3. Failure to Make Capital Contributions. If either of the holders of the Original Interests fails to contribute any portion of its Percentage Interest share of a required Capital Contribution relating to the City National Plaza Project, then the remedies provided for in Section 4.06 of the Agreement shall apply. If the holder of the CNP Additional Interest fails to make any portion of its CNP Additional Percentage share of a required Capital Contribution with respect to the City National Plaza Project, then the remedies provided for in Section 4.06 of the Agreement shall apply, except that, in place of Section 4.06(a)(ii), the holder of the Original Interests that is a Contributing Member shall have the opportunity to:

“fund the Shortfall Amount to the Company, not withdraw the Refund Amount, and treat the Shortfall Amount so funded as an Additional Contribution to the Company by the Contributing Member. In such event, the CNP Additional Interest Percentage shall be immediately reduced, and the CNP Original Interest Percentage shall be immediately increased, by the number of percentage points (the “Adjustment Amount”) equal to the product of (x) a fraction, the numerator of which is the Shortfall Amount and the denominator of which is the total amount of capital previously contributed to the Company by the holder of the CNP Additional Interest times (y) one hundred fifty percent (150%). By way of example only, if the holder of the CNP Additional Interest fails to contribute capital in a Shortfall Amount equal to $10,000 and its total contributed capital at the time is $5,000,000, then the CNP Additional Interest Percentage would be decreased, and the CNP Original Interest Percentage would be increased, by 0.30 percentage points (calculated in the following manner: (($10,000÷$5,000,000) × 1.5 = 0.30 percentage points). The Book Capital Accounts of the Members shall be adjusted to reflect adjustments to percentages made pursuant to this Section.”

4. Distributions with Respect to City National Plaza Project.

(a) Section 6.02(d) is hereby added to the Agreement:

6.02(d) The provisions of this Section 6.02 hereof are hereby modified such that all distributions of Project Available Cash and Project Capital Proceeds solely with respect to the City National Plaza Project shall be distributed, on a pari passu basis, prorata in the amounts of (a) the CNP Additional Interest Percentage to the holder of the CNP Additional Interest and (b) the CNP Original Interest Percentage to Operator and Investor in accordance with Section 6.02(a), (b) and (c) above.

(b) By way of example only, if $100,000 of Project Available Cash or Project Capital Proceeds from the City National Plaza Project and $100,000 of Project Available Cash or Project Capital Proceeds from another Project are to be distributed to the Members, then $68,250 (68.25% of the $100,000 available from the City National Plaza Project) shall be distributed to the holder of the CNP Additional Interest and $131,750 (31.75% of the $100,000 available from the City National Plaza Project and 100% of the $100,000 available from the other Project) shall be distributed to Operator and Investor in accordance with Section 6.02(a), (b) and (c) of the Agreement.

5. Certain Defined Terms. The Capital Contributions associated with Investor’s CNP Additional Interest described in Section 2 above and the distributions associated with Investor’s CNP Additional Interest described in Sections 4 and 7 hereof shall not be included in the calculation of “Unreturned Investor Capital,” or, as defined in Exhibit “B” to the Agreement, “Contributions of the Investor” “Distributions to the Investor,” the “Company IRR Deficiency,” the “Project IRR Deficiency” or the “IRR Deficiency”. For purposes of Exhibit B, the CNP Additional Interest shall be disregarded.

6. Distributions upon Dissolution. Section 9.02(d) is hereby deleted and replaced in its entirety with the following:

“9.02(d)	Thereafter, subject to Section 6.02(c) and 6.04 hereof:

(i) With respect to the City National Plaza Project, in accordance with Section 6.02(d) hereof; and

(ii) With respect to all other Projects, in accordance with Section 6.02(b) hereof.”

7. Allocations of Profits and Losses. Without modifying any provisions of Exhibit “C” to the Agreement, allocations of profits and losses set forth in Exhibit “C” to the Agreement shall be implemented in a manner to take into account the modifications set forth in this Amendment.

8. Definitions. The following new definitions are hereby added to Exhibit “A” to the Agreement in their appropriate alphabetical order:

“CNP Additional Interest” shall have the meaning ascribed thereto in Recital E of the Eighth Amendment.

“CNP Additional Interest Percentage” means 68.25%, as the same may be adjusted in accordance herewith.

“CNP Original Interest Percentage” means 31.75%, as the same may be adjusted in accordance herewith.

“Eighth Amendment” means that certain Eighth Amendment to the Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC dated as of July 6, 2010.

“Original Interests” shall have the meaning ascribed thereto in Section 1 of the Eighth Amendment.

9. Miscellaneous.

(a) Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement remain unmodified and in full force and effect. Except as expressly set forth herein, the terms governing the CNP Additional Interest shall be the same as those governing the Original Interests.

(b) Each individual executing this Amendment on behalf of an entity hereby represents and warrants to the other party or parties to this Amendment that (a) such individual has been duly and validly authorized to execute and deliver this Amendment on behalf of such entity; and (b) this Amendment is and will be duly authorized, executed and delivered by such entity.

(c) This Amendment may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page. This Amendment shall be deemed executed and delivered upon each party’s delivery of executed signature pages of this Amendment, which signature pages may be delivered electronically or by facsimile with the same effect as delivery of the originals.

[signatures begin on next page]

IN WITNESS WHEREOF, Investor and Operator have executed this Amendment as of the day and year first above written.

“Investor”	CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity

		By:	/s/ Christopher J. Ailman
Christopher J. Ailman, Chief Investment Officer

“Operator”	THOMAS PROPERTIES GROUP, L.P., a Maryland limited partnership

	By:	THOMAS PROPERTIES GROUP, INC., a Delaware corporation, General Partner

		By:	/s/ John R. Sischo
John R. Sischo, Co-Chief Operating Officer